EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-84898 of DSG International Limited on Form S-8 of our report dated June 4, 2002, appearing in this Annual Report on Form 20-F of DSG International Limited for the year ended December 31, 2001.

Deloitte Touche Tohmatsu

Hong Kong
June 13, 2002